Exhibit 10.32

------------ ---------- -------- ---------- --------- -------  -------  --------
  PRINCIPAL  LOAN DATE  MATURITY  LOAN NO   CALL/COLL ACCOUNT  OFFICER  INITIALS
$2,000,00.00 07-10-2003          1000139549                      ***
------------ ---------- -------- ---------- --------- -------  -------  --------

References in the shaded area are for Lender's use only and do not limit the applicability of this document to any particular loan or item.

Any item above containing "***" has been omitted due to text length limitations.

--------------------------------------------------------------------------------

Borrower: BOWLIN TRAVEL CENTERS, INC.  Lender: BANK OF THE WEST
          150 Louisiana Boulevard NE           Now Mexico Business Banking #223M
          Albuquerque. NM 87108                500 Marquette, 14th Floor
                                               Albuquerque. NM 87102
                                               (888) 457-2692
================================================================================

PRINCIPAL AMOUNT: $2,000,000.00                      DATE OF NOTE: JULY 10, 2003

PROMISE TO PAY. BOWLIN TRAVEL CENTERS, INC. ("Borrower") promises to pay to BANK OF THE WEST 1"Lender"1, or order, in lawful money of the United States of America, on demand, the principal amount of Two Million & 00/100 Dollars (82,000,000.001 or so much as may be outstanding, together with Interest on the unpaid outstanding principal balance of each advance. Interest shall be calculated from the date of each advance until repayment of each advance.

PAYMENT. Borrower will pay this loan Immediately upon Lender's demand. Payment In full is due immediately upon Lender's demand. Borrower will pay regular monthly payments of all accrued unpaid Interest due as of each payment date, beginning August 10, 2003, with all subsequent Interest payments to be due on the same day of each month after that. Unless otherwise agreed or required by applicable law, payments will be applied first to any unpaid collection costs; than to any late charges; then to any accrued unpaid Interest; and then to principal. The annual Interest rate for this Note is computed on a 366/360 basis; that Is, by applying the ratio of the annual Interest rate over a year of 360 days, multiplied by the outstanding principal balance, multiplied by the actual number of days the principal balance is outstanding. Borrower will pay Lender at Lender's address shown above or at such other place as Lender may designate in writing.

VARIABLE INTEREST RATE. The interest rate on this Note is subject to change from time to time based on changes in an index which is the Bank of the West Prime Rate (the 'Index"1. The Index is not necessarily the lowest rate charged by Lender on Its loans and Is set by Lender in its sole discretion. If the Index becomes unavailable during the term of this loan, Lender may designate a substitute index after notifying Borrower. Lender will tell Borrower the current Index rate upon Borrower's request. The interest rate change will not occur more often than each day. Borrower understands that Lender may make loans based on other rates as well. The Interest rate to be applied to the unpaid principal balance of this Note will be at a rate equal to the Index. NOTICE: Under no circumstances will the interest rate on this Note be more than the maximum rate allowed by applicable law.

PREPAYMENT. Borrower agrees that all loan fees and other prepaid finance charges are earned fully as of the date of the loan and will not be subject to refund upon early payment (whether voluntary or as a result of default), except as otherwise required by law. Except for the foregoing, Borrower may pay without penalty all or a portion of the amount owed earlier than it is due. Early payments will not, unless agreed to by Lender in writing, relieve Borrower of Borrower's obligation to continue to make payments of accrued unpaid interest. Rather, early payments will reduce the principal balance due. Borrower agrees not to send Lender payments marked 'paid in full", "without recourse", or similar language. If Borrower sands such a payment, Lender may accept it without losing any of Lender's rights under this Note, and Borrower will remain obligated to pay any further amount owed to Lender. All written communications concerning disputed amounts, Including any check or other payment instrument that indicates that the payment constitutes "payment in full' of the amount owed or that Is tendered with other conditions or limitations or as full satisfaction of a disputed amount must be mailed or delivered to: BANK OF THE WEST, New Mexico Business Banking if223M, 500 Marquette, 14th Floor, Albuquerque, NM 87102.

LATE CHARGE. If a regularly scheduled interest payment is 15 days or more late, Borrower will be charged 5.00096 of the unpaid portion of the regularly scheduled payment. If Lender demands payment of this loan, and Borrower does not pay the loan in full within 16 days after Lender's demand. Borrower also will be charged 6.00096 of the unpaid portion of the sum of the unpaid principal plus accrued unpaid Interest.

INTEREST AFTER DEFAULT. Upon default, including failure to pay upon final maturity, Lender, at its option, may, if permitted under applicable law, increase the variable interest rate on this Note to 5.000 percentage points over the Index. The interest rate will not exceed the maximum rate permitted by applicable law.

DEFAULT. Each of the following shall constitute an event of default ("Event of Default") under this Note:

Payment Default. Borrower falls to make any payment when due under this Note.

   Payment Default. Borrower falls to make any payment when due under this Note.

   Other Defaults. Borrower fails to comply with or to perform any other term, obligation, covenant or condition contained in this Note or in any of the related documents, or to comply with or to perform any term, obligation, covenant or condition contained In any other agreement between Lender and Borrower.

   Default In Favor of Third Parties. Borrower or any Grantor defaults under any loan, extension of credit, security agreement, purchase or sales agreement, or any other agreement, in favor of any other creditor or person that may materially affect any of Borrower's property or Borrower's ability to repay this Note or perform Borrower's obligations under this Note or any of the related documents.

   False Statements. Any warranty, representation or statement made or furnished to Lender by Borrower or on Borrower's behalf under this Note or the related documents is false or misleading in any material respect, either now or at the time made or furnished or becomes false or misleading at any time thereafter.

   Insolvency. The dissolution or termination of Borrower's existence as a going business, the insolvency of Borrower, the appointment of e receiver for any part of Borrower's property, any assignment for the benefit of creditors, any type of creditor workout, or the commencement of any proceeding under any bankruptcy or Insolvency laws by or against Borrower.

   Creditor or Forfeiture Proceedings. Commencement of foreclosure or forfeiture proceedings, whether by judicial proceeding, self-help, repossession or any other method, by any creditor of Borrower or by any governmental agency against any collateral securing the loan. This includes a garnishment of any of Borrower's accounts, including deposit accounts, with Lender. However, this Event of Default shall not apply if there is a good faith dispute by Borrower as to the validity or reasonableness of the claim which is the basis of the creditor or forfeiture proceeding and If Borrower gives Lender written notice of the creditor or forfeiture proceeding and deposits with Lender monies or a surety bond for the creditor or forfeiture proceeding, in an amount determined by Lender, in its sole discretion, as being an adequate reserve or bond for the dispute

   Events Affecting Guarantor. Any of the preceding events occurs with respect to any guarantor, endorser, surety, or accommodation party of any of the indebtedness or any guarantor, endorser, surety, or accommodation party dies or becomes incompetent, or revokes or disputes the validity of, or liability under, any guaranty of the indebtedness evidenced by this Note.

================================================================================

   Change In Ownership. Any change in ownership of twenty-five percent (25%) or more of the common stock of Borrower.

   Adverse Change. A material adverse change occurs in Borrower's financial condition or Lender believes the prospect of payment or performance of this
   Note is impaired.

   Insecurity. Lender in good faith believes itself insecure.

LENDER'S RIGHTS. Upon Lender's demand, Lender may declare the entire unpaid principal balance on this Note and all accrued unpaid interest immediately due, and then Borrower WILL pay that amount.

ATTORNEYS' FEES; EXPENSES. Lender may hire or pay someone else to help collect this Note if Borrower does not pay. Borrower WILL pay Lender that amount. This includes, subject to any limits under applicable law, Lender's attorneys' fees and Lender's legal expenses, whether or not there is a lawsuit, including attorneys' fees, expenses for bankruptcy proceedings (including efforts to modify or vacate any automatic stay or injunction), and appeals. If not prohibited by applicable law, Borrower also WILL pay any court costs, in addition to all other sums provided by law.

JURY WAIVER. Lender and Borrower hereby waive the right to any jury trial in any action, proceeding, or counterclaim brought by either Lender or Borrower against the other.

GOVERNING LAW. This Note will be governed by, construed and enforced In accordance with federal law and the laws of the State of New Mexico. This Note has been accepted by Lender In the State of New Mexico.

CHOICE OF VENUE. If there is a lawsuit, Borrower agrees upon Lender's request to submit to the jurisdiction of the courts of the State of New Mexico, in the county in which Borrower's following address is located: 150 Louisiana Boulevard NE, Albuquerque, NM 87108.

COLLATERAL. Borrower acknowledges this Note is secured by the collateral described in the Amended and Restated Master Loan Agreement executed by BOWLIN OUTDOOR ADVERTISING & TRAVEL CENTERS INCORPORATED and BOWLIN TRAVEL CENTERS, INC. dated November 10, 2000, as subsequently amended, together with all renewals of, extensions of, modifications of, refinancings of, consolidations of, and substitutions for the note or loan agreement.

LINE OF CREDIT. This Note evidences a revolving line of credit. Advances under this Note, as well as directions for payment from Borrower's accounts, may be requested orally or in writing by Borrower or by an authorized person. Lender may, but need not, require that all oral requests be confirmed in writing. Borrower agrees to be liable for all sums either: (A) advanced in accordance with the instructions of an authorized person or (B) credited to any of Borrower's accounts with Lender. The unpaid principal balance owing on this Note at any time may be evidenced by endorsements on this Note or by Lender's internal records, including daily computer print-outs. Lender will have no obligation to advance funds under this Note If: (A) Borrower or any guarantor is in default under the terms of this Note or any agreement that Borrower or any guarantor has with Lender, including any agreement made in connection with the signing of this Note; (B) Borrower or any guarantor ceases doing business or is insolvent; (C) any guarantor seeks, claims or otherwise attempts to limit, modify or revoke such guarantor's guarantee of this Note or any other loan with Lender; (D) Borrower has applied funds provided pursuant to this Note for purposes other than those authorized by Lender; or (E) Lender in good faith believes itself insecure.

FEES. As a condition precedent to the effectiveness of the Note, Borrower agrees to pay Lender a Loan Fee of 610,000.00 and a Documentation Fee of $250.00.

ANNUAL FEE. Once every twelve (12) months during the term of this Note, Borrower shall pay to Lender, on demand, an annual fee in an amount equal to 810,000.00 which fee shall represent an unconditional and nonrefundable payment to Lender in consideration of Lender's agreement to enter into this Note.

SUCCESSOR INTERESTS. The terms of this Note shall be binding upon Borrower, and upon Borrower's heirs, personal representatives, successors and assigns, and shall inure to the benefit of Lender and its successors and assigns.

GENERAL PROVISIONS. Lender may delay or forgo enforcing any of its rights or remedies under this Note without losing them. Borrower and any other person who signs, guarantees or endorses this Note, to the extent allowed by law, waive presentment, demand for payment, and notice of dishonor. Upon any change in the terms of this Note, and unless otherwise expressly stated in writing, no party who signs this Note, whether as maker, guarantor, accommodation maker or endorser, shall be released from liability. All such parties agree that Lender may renew or extend (repeatedly and for any length of time) this loan or release any party or guarantor or collateral; or impair, fail to realize upon or perfect Lender's security interest in the collateral; and take any other action deemed necessary by Lender without the consent of or notice to anyone. All such parties also agree that Lender may modify this loan without the consent of or notice to anyone other than the party with whom the modification is made. The obligations under this Note are joint and several.

PRIOR TO SIGNING THIS NOTE, BORROWER READ AND UNDERSTOOD ALL THE PROVISIONS OF THIS NOTE, INCLUDING THE VARIABLE INTEREST RATE PROVISIONS. BORROWER AGREES TO THE TERMS OF THE NOTE.

BORROWER ACKNOWLEDGES RECEIPT OF A COMPLETED COPY OF THIS PROMISSORY NOTE.


BORROWER:

BOWLIN TRAVEL CENTERS, INC.

By: /s/ Michael L. Bowlin
    -----------------------------------
Michael L Bowlin, President of BOWLIN TRAVEL CENTERS, INC.
================================================================================
LASER PRO Lending, Ver. 5.22.10.005 Copr. Harland Financial Solutions, Inc. 1997, 2003. All Rights Reserved. NM C:\CFI\LPL\D20.FC TR-14383 PR-51

   FIRST AMENDMENT DATED EFFECTIVE JULY 10, 2003, TO THE AMENDED AND RESTATED
             MASTER LOAN AGREEMENT DATED EFFECTIVE NOVEMBER 10, 2000

     This First Amendment dated effective July 10, 2003, is made between BOWLIN TRAVEL CENTERS, INC. and BANK OF THE WEST to the Amended and Restated Master Loan Agreement dated effective November 10, 2000 (the "Agreement").

     1.   This Amendment is allowed by Section 7.07 of the Agreement.

     2. Bank of the West, a California banking corporation, has acquired the entire right, title, and interest of First Security Bank of New Mexico, N.A., in and to the Agreement, and to each of the Loan Documents, including all outstanding Notes.

     3. All capitalized terms have the meaning defined in the Agreement unless a specific definition of such term is contained in this Amendment.

     4. The term "Bank", as used in the Agreement, as amended, now means Bank of the West, a California banking corporation, the successor in interest to First Security Bank of New Mexico, N.A., and includes Bank of the West's successors and assigns.

     5. The term "Borrower(s)" means Bowlin's Travel Centers, Inc. ("BTC") as defined in the Agreement. Borrower(s) no longer includes Bowlin's Outdoor Advertising and Travel Centers & Travel Centers Incorporated ("BOA") as originally defined in the Agreement;

     6. BOA and or its assets have previously been sold and all obligations of the Borrower to the Bank related to BOA outdoor advertising operation have been paid and the collateral specific to such loans previously released.

     7. Attached as REPLACEMENT EXHIBIT 1.11 is a list of the Notes which remain subject to the Agreement on the effective date of this Amendment. Replacement Exhibit 1.11 includes the new $2,000,000 Demand Revolving Note to BTC dated effective July 10, 2003 which replaced the $1,000,000 BTC RLOC referenced in Section 5.02(b).

     8. The Borrower had previously requested, and the Bank had previously agreed that the real property and collateral identified in Exhibit 5.01 (b) to the Agreement as: Alamogordo Travel Center, U.S. Highway 70, Otero County, New Mexico, be released by the Bank as collateral for the Loan. The Bank has released its Mortgage on such property.

     9. The parties agree that Subsection 3.02(c) of the Agreement is deleted and the restriction contained therein is no longer effective.

     10. The parties acknowledge that Mr. Chris Bess is no longer an employee of BTC Subsection 3.02(g) of the Agreement is replaced with the following language:

     The Bank is relying, as a material factor to grant the changes contained in this Amendment, including the release of the Alamogordo collateral, on the experience and expertise of Michael Bowlin as executive management of BTC. Therefore, in the event he is, for any reason, no longer willing or able to serve as executive management for the Borrower for any reason other than his death or incapacity, the Bank shall have the option, upon 30 days written notice, to declare all sums due and owing under the Notes, and all other Obligations of the Borrower immediately due and payable in full and the failure to pay all such amounts within 5 days of the date due shall constitute an Event of Default under section 6.01 (a) of this Agreement.

     11. All references including all covenants, conditions and restrictions in the Agreement, which reference BOA are eliminated and any covenants, conditions or restrictions which refer to both BOA and BTC, refer only to BTC as the sole remaining Borrower.

     12. The language of Section 5.03 is replaced by the following corrected language:

          5.03 COMMITMENTS AND REVOLVING NOTES. There are no commitments or obligations by the Bank to fund any notes, loans, or credit facilities to BTC except the $2,000,000 Demand Revolving Note and the $75,000 letter of credit as referenced in Replacement Exhibit 1.11. Exhibit
          5.03 is deleted.

     13. The Agreement, except as modified by this Amendment remains in full force and effect.


     BORROWER:                                  BANK:

     Bowlin Travel Centers, Inc.                Bank of the West

     By: /s/ Michael L. Bowlin                  By: /s/ Karl Jarvis
         -------------------------------            ----------------------------
     Michael L. Bowlin, President               Karl Jarvis, Assistant Vice
                                                President

                               EXHIBIT 1.11 TO THE
              FIRST AMENDMENT DATED EFFECTIVE JULY 10, 2003, TO THE
                AMENDED AND RESTATES MASTER LOAN AGREEMENT DATED
                                    EFFECTIVE
                                NOVEMBER 10, 2000


                    Committed         Current
    Note #        Not Disbursed      Outstanding         Rate        Maturity
                                      Balance
--------------    -------------     -------------      --------      --------

     59           $   75,000.00*    $        0.00        N/A         12/29/04

     75                  N/A        $  714,858.02       4.00%        10/15/13

     83                  N/A        $  421,060.20       4.00%        10/15/13

    109                  N/A        $  352,186.58       4.00%        11/01/05

    117                  N/A        $  562,423.16       4.00%        11/01/05

    125                  N/A        $1,642,196.35       4.1325%      11/10/05

To be assigned    $2,000,000.00     $        0.00       4.00%         Demand

-------------------
* Standby Letter of Credit issued to Exxon